Exhibit 99.2

MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC. ANNOUNCES RESULTS FOR ITS PRINCIPAL INVESTMENT – SMC GLOBAL SECURITIES LIMITED – FOR THE QUARTER ENDED DECEMBER 31, 2014

New York – February 17, 2015 – Millennium Investment & Acquisition Company Inc. (“Millennium” or “MIAC”) [OTCQB: SMCG], a Delaware corporation, today announced that on February 13, 2015 it received the unaudited financial results of its sole, principal investment, SMC Global Securities Limited (“SMC Global”), an Indian company, for the quarter ended December 31, 2014. SMC Global has reported that, for the quarter ended December 31, 2014, it had total revenues of approximately US$14.27 million (Rs.899.82 million) and net income of approximately US$1.94 million (Rs. 119.54 million). For the quarter ended December 31, 2013, SMC Global previously reported total revenues of Rs. 704.88 million and net income of Rs. 56.73 million. Based on the reported amounts, SMC Global’s total revenue increased by approximately 27.7% from the quarter ended December 31, 2013 to the quarter ended December 31, 2014, and its net income increased by approximately 107.7% from the quarter ended December 31, 2013 to the quarter ended December 31, 2014.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars have been made by SMC Global, on the basis of an exchange rate of Rs. 63.04 = U.S.$ 1.00 as of December 31, 2014, and are made solely for the convenience of the readers of its reported information.

The following is a summary of the most recent quarterly financial information for SMC Global:

SMC Global Key Financial Statistics
Converted to US$

	Quarter Ended
	6/30/13	9/30/13	12/31/13	3/31/14	6/30/14	9/30/14	12/31/14

Total Revenue	12,991	12,613	11,384	13,384	16,805	14,142	14,274
Expenses	12,141	11,336	10,431	12,560	13,809	12,987	12,330
Net Income	850	1,277	953	824	2,996	1,155	1,944
Growth					252%	-10%	52%

Trailing Twelve Months Total Revenue				50,372	54,186	55,715	58,605
Growth					8%	3%	5%

Trailing Twelve Months Net Income				3,904	6,050	5,928	6,919
Growth					55%	-2%	17%

Based on these financial results reported by SMC Global, as of today, February 17, 2015, MIAC has updated its valuation of its position in SMC Global to $8,568,568, as reviewed and approved by MIAC’s board of directors. The valuation and methodology used by MIAC is provided in the following table:

Valuation Based on Multiple of Net Income
TTM Net Income	6,919,000
Valuation Multiple	11
SMC Global Valuation	76,109,000
MIAC Ownership	13%
Liquidity Discount	15%
Value of MIAC Position	8,410,045

Valuation Based on Multiple of Revenue
TTM Revenue	69,989,000
Revenue Valuation Multiple	1.61
SMC Global Valuation	112,682,290
MIAC Ownership	13%
Liquidity Discount	15%
Value of MIAC Position	12,451,393

Valuation Based on Book Value
Assets	157,610,000
Liabilities	74,328,000
Book Value	83,282,000
Book Value Valuation Multiple	1.00
SMC Global Valuation	83,282,000
MIAC Ownership	13%
Liquidity Discount	15%
Value of MIAC Position	9,202,661

Weighting of Valuation
Valuation Based on Multiple of Net Income	80%
Valuation Based on Multiple of Revenue	0%
Valuation Based on Book Value	20%
Valuation	8,568,568

Change in Valuation from 12/31/14
Valuation at 12/31/14	7,616,080
Increase in Value of SMC	952,488
Per MIAC Share	0.12

Disclaimer

SMC Global has filed a Draft Red Herring Prospectus (DRHP) with the Securities and Exchange Board of India (SEBI) on October 20, 2014 for a Further Public Offer aggregating up to Rs. 1,250 million. The issue comprises an issue by SMC Global of new equity shares aggregating up to Rs. 1,070 million and an offer for sale by MIAC of equity shares of SMC Global held by it aggregating up to Rs. 180 million. There can be no assurance that the Further Public Offer will be completed or be completed by any particular time. The equity shares in the Further Public Offer have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold within the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws; and such equity shares have not been and will not be registered, listed or otherwise qualified in any jurisdiction outside India and may not be offered or sold, and bids may not be made by persons, in any such jurisdiction, except in compliance with the applicable laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain forward-looking statements within the meaning of the federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of MIAC to be materially different from its historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with terms such as “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms, to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of all such risks. Additionally, any information on SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and provided by or derived from financial statements prepared by SMC Global. You should not expect them to comply with the financial statement requirements of the Securities and Exchange Commission. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter any forward-looking statements made in this press release, whether as a result of new information, future developments or otherwise, except as otherwise required by applicable federal securities laws.